UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2008

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Third Avenue, Suite 2100, Seattle, Washington		98101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Subsequent to the Company's year-end earnings release on Form 8-K filed on February 7, 2008, the Company obtained additional information on a loan relationship that was already identified as impaired and had a specific loss allocation as of December 31, 2007. The additional information on the value of collateral necessitated the Company to increase its specific loss allocation by $147,000 as of December 31, 2007. Therefore, our Annual Report on Form 10-K for fiscal year 2007 will include a provision for loan losses of $1,926,000 and allowance for loan losses of $4,166,000 compared to our year-end earnings release of $1,779,000 and $4,019,000. The impact on net income was $97,000 and therefore, net income to be reported on our Form 10K is $1,181,000 compared to our year-end earnings release of $1,278,000. The impact on earnings per share was $0.04 per diluted share.

The information in this Current Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

March 14, 2008	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive VP & CFO